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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Form S-3 Nos. 333-142064, 333-118691, 333-123903) of CRA International, Inc.; and

  (2)
  Registration Statements (Form S-8 Nos. 333-228783, 333-221263, 333-184916, 333-170142, 333-164621, 333-133450, 333-63453) of CRA International, Inc.;

of our reports dated February 28, 2019, with respect to the consolidated financial statements of CRA International, Inc., and the effectiveness of internal control over financial reporting of CRA International, Inc., included in this Annual Report (Form 10-K) for the year ended December 29, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 28, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm